SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) December 12, 1996


                              WIZ TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)


                                     Nevada
                 (State or other jurisdiction of incorporation)


               1-12726                                                33-0560855
(Commission File Number)                       (IRS Employer Identification No.)


32951 Calle Perfecto, San Juan Capistrano, California                      92675
(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code                 714-443-3000

































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Item 4.  Changes in Registrant's Certifying Accountant.

         1.       (i)      The Registrant's former independent accountant,
 Grant Thornton LLP
("Grant Thornton") resigned from that capacity on December 12, 1996.

                  (ii) Grant Thornton did not issue any report on the financial statements of the Registrant.

                  (iii) From the date of engagement of Grant Thornton through the date of resignation of Grant Thornton, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, except as follows:

                  Grant Thornton advised the Registrant that Grant Thornton had noted a pattern of events that led Grant Thornton to conclude that Grant Thornton was no longer willing to be associated with the financial statements prepared by the Registrant. The events which were mentioned to the Registrant by Grant Thornton included the Registrant's lack of preparation for the audit, the issuance of a press release by the Registrant on the results of operations for the year ended July 31, 1996 which required substantial revisions due to significant accounting adjustments, and the Registrant's lack of understanding of the significance of certain matters to the preparation of financial statements and the audit thereof and timeliness of both internal and external communication of those matters. Grant Thornton also advised the Registrant that for the period Grant Thornton was engaged to audit (the year ended July 31, 1996) the Registrant did not have the appropriate level of management or board oversight over the Company's accounting policies, practices or other procedures.

                  A letter from Grant Thornton is attached as an Exhibit to this Form 8-K.

         2. On December 13, 1996 the Registrant engaged Cacciamatta Accountancy Corporation as its new independent accountant.

Item 7.  Exhibits.

                  16.1     Letter from Grant Thornton, LLP, former principal
                        accountant for the
                           Registrant.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:            December 16, 1996                        WIZ TECHNOLOGY, INC.


                                                  By:      /s/ Arthur S. Tendler
                                                               Arthur S. Tendler
                                                                       President

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